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                                                                   EXHIBIT 11.1

                     NEOPROBE CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF NET LOSS PER SHARE

                                                            Three Months Ended                       Nine Months Ended
                                                               September 30,                            September 30,
                                                         1996                 1997                1996                1997
                                                         ----                 ----                ----                ----
Net Loss                                              ($6,227,065)        ($5,412,776)        ($14,175,882)       ($17,373,909)

Weighted average number of
shares outstanding:

Weighted average common shares
outstanding beginning of period                        19,740,705          22,749,713           17,334,800          22,586,527

Weighted average common shares
issued during period                                      311,666              17,121            1,738,430             136,480
                                                      -------------------------------         --------------------------------


Weighted average number of shares outstanding
used in computing primary net loss per share           20,052,371          22,766,834           19,073,230          22,723,007
                                                      ===============================         ================================

Weighted average number of shares used in
computing fully diluted net loss per share             20,052,371          22,766,834           19,073,230          22,723,007
                                                      ===============================         ================================


Earnings (Net Loss) Per Share:
Primary                                                    ($0.31)             ($0.24)              ($0.74)             ($0.76)
                                                      ===============================         ================================


Fully diluted                                              ($0.31)             ($0.24)              ($0.74)             ($0.76)
                                                      ===============================         ================================
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